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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 26, 2005

Thunder Mountain Gold, Inc.

(Exact Name of Registrant as Specified in its Charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1239 Parkview Drive, Elko, Nevada	89801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (775) 738-9826

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 8.01 OTHER EVENTS

A.

The Registrant has changed its address as follows: 1239 Parkview Drive, Elko, Nevada 89801.

B.

The Registrant has issued securities to officers and directors:  The Board of Directors granted options to acquire 75,000 shares of the Company's Common Stock, $0.05 par value, exercisable for a period of 5 years, with an exercise price of $0.09 per share. The options were granted to the officers and directors of the Company, namely,   Pete Parsley, E. James Collord, and Robin S. McRae.   The Board of Directors also is awarding 75,000 shares of common stock, par value $0.05, to Pete Parsley, as compensation for services to be rendered on behalf of the Company over the next three months

C.

The Board of Directors also granted options to acquire 75,000 shares of the Company's Common Stock, $0.05 par value, exercisable for a period of 5 years, with an exercise price of $0.09 per share, each to the Company’s counsel and accountant. The Board also authorized the issuance of 75,000 shares of common stock, par value $0.05, to each of those two individuals, as compensation for services to be rendered on behalf of the Company over the next three months.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THUNDER MOUNTAIN GOLD, INC.

                                          (Registrant)

By: /s/ E. JAMES COLLORD

-------------------------------------------------

E.  James Collord

President, Director and Chief Executive Officer

Dated:  November 10, 2005

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